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Exhibit 99.1

LIG PIPELINE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004 and 2003
(in thousands)
(Unaudited)

	2004	2003
Operating Revenues:
Transportation Revenues	$1,463	$1,522
Processing Revenues	17,247	14,443
Gas Sales	141,140	186,162
Gas Sales—Affiliated	41,430	62,978

Total Operating Revenues	201,280	265,105
Operating Expenses:
Gas Purchases	119,073	151,932
Gas Purchases—Affiliated	75,205	108,123
Operation and Maintenance	3,564	3,012
Administrative and General	1,357	944
AEPSC—Managerial and Professional	598	165
Depreciation and Amortization	912	917
Taxes Other Than Income Taxes	641	565

Total Operating Expenses	201,350	265,658
Operating (Loss)	(70)	(553)
Nonoperating Income	83	833
Interest Income—Affiliated	108	607
Interest Expense	46	372

Income Before Income Taxes	75	(285)
Income Tax Expense (Credit)	274	(426)
Income (Loss) before Cumulative Effect	(199)	141
Cumulative Effect of Accounting Change (net of 288 tax)	—	534

Net Income (Loss)	$(199)	$675

LIG PIPELINE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

March 31, 2004 and December 31, 2003

(Unaudited)

	2004	2003
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$160	$325
Advances to Affiliates	11,301	6,776
Accounts Receivable:
Trade Receivables	44,243	47,416
Affiliated Companies	15,048	4,995
Allowance for Uncollectible Accounts	(252)	(252)
Materials and Supplies	637	585
Gas Inventory	181	134
Price-Risk Management Assets	106	169
Price-Risk Management Assets—Affiliates	2,550	17,490
Prepaid Taxes	1,029	1,211
Prepayments and Other	343	708

TOTAL CURRENT ASSETS	75,346	79,557

PROPERTY, PLANT AND EQUIPMENT:
Processing Equipment	36,108	36,108
Transmission	69,933	69,899
General	11,927	11,919
Construction Work In Progress	2,939	2,624

Total Property, Plant and Equipment	120,907	120,550
Less: Accumulated Depreciation and Amortization	17,561	16,681

NET PROPERTY, PLANT AND EQUIPMENT	103,346	103,869

Goodwill (Less Amortization of $268 as of March 31, 2004 and December 31, 2003)	525	525

OTHER PROPERTY AND INVESTMENTS	637	637

LONG-TERM PRICE-RISK MANAGEMENT ASSETS	2	—

LONG-TERM PRICE-RISK MANAGEMENT ASSETS—AFFILIATES	—	77

NONCURRENT ASSETS	6,987	7,718

TOTAL ASSETS	$186,843	$192,383

LIG PIPELINE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND MEMBER'S CAPITAL

March 31, 2004 and December 31, 2003

(Unaudited)

	2004	2003
	(in thousands)
LIABILITIES
CURRENT LIABILITIES:
Advances from Affiliates	$118	$78
Accounts Payable—Trade	39,852	38,239
Accounts Payable—Affiliated Companies	16,087	19,140
Price-Risk Management Liabilities	12,355	14,574
Price-Risk Management Liabilities—Affiliates	—	2,778
Other	4,391	4,154

TOTAL CURRENT LIABILITIES	72,803	78,963

DEFERRED INCOME TAXES	13,633	12,730

NONCURRENT LIABILITIES	6,787	6,916

LONG-TERM PRICE-RISK MANAGEMENT LIABILITIES—AFFILIATES	102	113

MEMBER'S CAPITAL
MEMBER'S CAPITAL:
Paid-in Capital	97,460	97,460
Accumulated Other Comprehensive Income (Loss)	—	(56)
Accumulated Deficit	(3,942)	(3,743)

TOTAL MEMBER'S CAPITAL	$93,518	93,661

TOTAL LIABILITIES AND MEMBER'S CAPITAL	$186,843	$192,383

LIG PIPELINE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

	2004	2003
	(in thousands)
OPERATING ACTIVITIES:
Net Income (Loss)	$(199)	$675
Cumulative Effect of Change in Accounting Principles	—	(534)
Adjustments for Noncash Items:
Depreciation and Amortization	912	917
Deferred Income Taxes	(657)	777
Fair Value of Price Risk Management Contracts	10,070	(484)
Changes in Certain Current Assets and Liabilities:
Accounts Receivable	(6,880)	(52,691)
Gas Inventory	(47)	3,637
Materials and Supplies	(52)	(1)
Accrued Taxes	182	(839)
Accounts Payable	(1,440)	58,243
Other, Net	7,325	2,608

Net Cash Flows From Operating Activities	9,214	12,308

INVESTING ACTIVITIES:
Gross Property Additions	(4,894)	(270)

Net Cash Used For Investing Activities	(4,894)	(270)

FINANCING ACTIVITIES:
Change in Advances from/to Affiliates, Net	(4,485)	(12,990)

Net Cash Flows Used For Financing Activities	(4,485)	(12,990)

NET DECREASE IN CASH	(165)	(952)
CASH AT BEGINNING OF PERIOD	325	1,400

CASH AT END OF PERIOD	$160	$448

        Cash paid (received) for income taxes was $.1 million and $.4 million and for interest was $(.2) million and $1.7 million in 2004 and 2003, respectively.

LIG PIPELINE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBER'S CAPITAL AND
COMPREHENSIVE INCOME (LOSS)

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

(in thousands)

	Accumulated Other Comprehensive Income (Loss)	Paid-in Capital	Accumulated Deficit	Total Member's Capital
January 1, 2003	$(609)	$115,960	$(700)	$114,651
Comprehensive Income (Loss):
Other Comprehensive Income (Loss) Cash Flow Hedges	609			609
Net Income			675	675

March 31, 2003	$—	$115,960	$(25)	$115,935

January 1, 2004	$(56)	$97,460	$(3,743)	$93,661
Capital Payment to Parent	56			56
Comprehensive Income (Loss):
Other Comprehensive Income (Loss)
Cash Flow Hedges
Net Income (Loss)			(199)	(199)

March 31, 2004	$—	$97,460	$(3,942)	$93,518

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  Exhibit 99.1
LIG PIPELINE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, 2004 and 2003 (in thousands) (Unaudited)
LIG PIPELINE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS ASSETS March 31, 2004 and December 31, 2003 (Unaudited)
LIG PIPELINE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS LIABILITIES AND MEMBER'S CAPITAL March 31, 2004 and December 31, 2003 (Unaudited)
LIG PIPELINE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Three Months Ended March 31, 2004 and 2003 (Unaudited)
LIG PIPELINE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF MEMBER'S CAPITAL AND COMPREHENSIVE INCOME (LOSS) For the Three Months Ended March 31, 2004 and 2003 (Unaudited) (in thousands)